EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 19, 2017, with respect to the combined financial statements of Stingray Energy Services LLC and Affiliate included in the Current Report on Form 8-K of Mammoth Energy Services, Inc. dated August 2, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Mammoth Energy Services, Inc. on Form S-8 (File No. 333-217361).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
August 2, 2017